EXHIBIT 99.1

PNM Resources and Continental Energy Systems Announce
 Agreements for Utility Asset Sale and Acquisition
PNM utility to sell natural gas operations
 PNM Resources to acquire electric operations in Texas

(ALBUQUERQUE, N.M.)– PNM Resources’ (NYSE: PNM) New Mexico utility, PNM, has reached a definitive agreement to sell its natural gas operations to a subsidiary of Continental Energy Systems for $620 million. In a separate transaction that is conditioned upon the sale of the natural gas operations, PNM Resources will acquire Continental’s regulated Texas electric delivery business for $202.5 million.

PNM Resources expects to use the net proceeds of these transactions to retire debt, fund future electric capital expenditures and for other corporate purposes. The transactions are expected to be slightly accretive to PNM Resources’ ongoing earnings per diluted share in the first full year following both closings. The natural gas operations sale is expected to generate an after-tax book gain of approximately $100 million, based on its book value on Sept. 30, 2007.

Jeff Sterba, PNM Resources chairman, president and CEO, said the planned sale of the gas utility is one of several company initiatives designed to concentrate its investment focus and strengthen the financial position of the company during an era of rising costs, growing power demand and significant capital investment needs. Other initiatives include previously announced cost reduction efforts and the ongoing PNM electric rate case that is to be resolved in early May 2008.

"We have worked hard to provide great service to our PNM gas customers since we acquired the gas business in 1985," Sterba said.  "But we have decided to focus future energy and efforts on our electric operations, particularly given the large capital investment required to meet the needs of our electric customers. We are pleased to have found a natural gas delivery company committed to high-value and reliable service to customers that will buy the New Mexico gas operations and employ virtually all of our employees who provide this service currently.”

PNM Resources will acquire Continental’s Cap Rock Holding Corporation and its subsidiary Cap Rock Energy, an electric distribution and transmission company serving approximately 36,000 customers in 28 counties in north, west and central Texas.

“The purchase of the Texas electric assets is consistent with our strategy of focusing on a core electric business in regulated and unregulated markets,” Sterba said. “We have a proven track record of acquiring electric operations that have provided substantial value to our shareholders. Moving forward, the sale of the gas operations and purchase of the electric operations allow PNM Resources to direct our efforts to one industry.”

Continental Energy Systems, through its wholly owned subsidiaries, provides natural gas distribution services to approximately 410,000 customers in Alaska and Michigan and electric distribution services to approximately 36,000 customers in Texas. Following the closing of the proposed gas sale transaction, Continental will provide regulated natural gas distribution services to almost 1 million customers throughout New Mexico, Alaska and Michigan.

The sale of the gas operations is subject to certain conditions including receiving approval from the N.M. Public Regulation Commission and anti-trust review under the Hart-Scott-Rodino Act. PNM Resources’ acquisition of Continental Energy’s Texas electric operations also requires anti-trust review and approvals by the Federal Energy Regulatory Commission and the Public Utility Commission of Texas. Pending all approvals, the transactions are expected to close by year-end.

OTHER CORPORATE NEWS
PNM Resources has entered into final negotiations to sell certain utility wholesale power and gas contracts. A sale of the merchant portfolio would be the first step toward separating the merchant business from the PNM utility, which is required to occur by Jan. 1, 2010, under an existing New Mexico regulatory order.

CONFERENCE CALL AND WEB CAST:  9 AM (EASTERN) JAN. 15, 2008
PNM Resources (NYSE: PNM) will host a conference call to discuss today’s announcements on Tuesday, Jan. 15, 2008, at 9 a.m. Eastern.

Investors, analysts and other participants can listen to the live conference call by dialing (877) 627-6582 (toll free) or (719) 325-4879 (toll) five to 10 minutes prior to the event and referencing “the PNM Resources conference call.” A telephone replay will be available through midnight Jan. 22 by dialing (888) 203-1112 (toll free) or (719) 457-0820 and using confirmation code 1668446.

A live Web cast of the conference call will be available at www.PNMResources.com. Listeners are encouraged to visit the Web site at least 30 minutes before the event to register, download and install any necessary audio software. A recording of the Web cast will be available for 30 days and a transcript of the call will be posted as soon as possible.

ADVISORS
JP Morgan acted as sole financial advisor to PNM Resources. Troutman Sanders LLP is serving as PNM Resources’ legal counsel on the transactions. Cravath, Swaine and Moore LLP is acting as legal advisor for Continental Energy Systems.

About PNM Resources
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2006 consolidated operating revenues of $2.5 billion. Through its utility and energy subsidiaries, PNM Resources serves electricity to approximately 835,000 homes and businesses in New Mexico and Texas and natural gas to nearly 490,000 customers in New Mexico. Its utility subsidiaries are PNM and Texas-New Mexico Power. Other subsidiaries include First Choice Power, a deregulated competitive retail electric provider in Texas, and Avistar, an unregulated energy technology company. With generation resources of more than 2,650 megawatts, PNM Resources and its subsidiaries market power throughout the Southwest, Texas and the West. In addition, the joint venture in which the company has a 50-percent ownership owns approximately 920 megawatts of generation. For more information, visit www.PNMResources.com.

About Continental Energy Systems
Continental Energy Systems is a utility holding company. Through its subsidiaries, the company serves approximately 410,000 natural gas customers in Alaska and Michigan and transmits and distributes electricity to residential and commercial customers in 28 counties in Texas.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release that relate to future events or the Company’s expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995.  You are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, the Company cautions you not to place undue reliance on these statements.  The Company’s business, financial condition, cash flow and operating results are influenced by many factors, which are often beyond its control, that can cause actual results to differ from those expressed or implied by the forward-looking statements.  These factors include the risk that the joint venture EnergyCo LLC (“EnergyCo”) is unable to identify and implement profitable acquisitions, including development of the Cedar Bayou Generating Station, or that the Company and ECJV Holdings, L.L.C. will not agree to make additional capital contributions to EnergyCo, the potential unavailability of cash from the Company’s subsidiaries or EnergyCo due to regulatory, statutory or contractual restrictions, the outcome of any appeals of the Public Utility Commission of Texas  order in the stranded cost true-up proceeding, the ability of First Choice Power to attract and retain customers, changes in Electric Reliability Council of Texas protocols, changes in the cost of power acquired by First Choice Power, collections experience, insurance coverage available for claims made in litigation, fluctuations in interest rates, conditions affecting the Company’s ability to access the financial markets, including actions by the ratings agencies affecting the Company’s credit ratings, or EnergyCo’s access to additional debt financing following the utilization of its existing credit facility, weather, water supply, changes in fuel costs, availability of fuel supplies, the effectiveness of risk management and commodity risk transactions, seasonality and other changes in supply and demand in the market for electric power, variability of wholesale power prices and natural gas prices, volatility and liquidity in the wholesale power markets and the natural gas markets, changes in the competitive environment in the electric and natural gas industries, the performance of generating units, including the Palo Verde Nuclear Generating Station, the San Juan Generating Station, the Four Corners Plant, and EnergyCo generating units, and transmission systems, the ability to secure long-term power sales, the risk that the Company and its subsidiaries and EnergyCo may have to commit to substantial capital investments and additional operating costs to comply with new environmental control requirements including possible future requirements to address concerns about global climate change, the risks associated with completion of generation, including pollution control equipment at the San Juan Generating Station, and the EnergyCo Cedar Bayou Generating Station, transmission, distribution and other projects, including construction delays and unanticipated cost overruns, state and federal regulatory and legislative decisions and actions, the outcome of legal proceedings, changes in applicable accounting principles and the performance of state, regional and national economies, and the risk that the closings of the pending sale of the PNM natural gas utility and pending purchase of certain Continental Energy Systems subsidiaries may not occur due to regulatory or other reasons.  For a detailed discussion of the important factors that affect the Company and that could cause actual results to differ from those expressed or implied by the Company’s forward-looking statements, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company’s current and future Current Reports on Form 8-K, filed with the SEC.